UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): 9/7/2021

Commission file number: 000-25591

CHINA ELITE INFORMATION CO., LTD.

(Exact name of Registrant as Specified in its Charter)

BRITISH VIRGIN ISLANDS	11-3462369
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Room 3813-15, Hong Kong Plaza, 188 Connaught Road West, Hong Kong

(Address of Principal Executive Offices)

(Zip Code)

(212) 608-6500

(Registrant's telephone number, including area code)

ITEM 4.01	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 31, 2021, our Board of Directors received formal notice that our independent auditors, Keeton CPA, had made the decision to resign as our independent accountants effective August 31, 2021. On September 1, 2021, the Board of Director's voted unanimously  to accept the resignation.

Keeton CPA audited the financial statements of the Company for the two years ended November 30, 2020. The report of Keeton CPA on such financial statements, dated March 15, 2021, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

For the past two fiscal years and subsequent interim periods through the date of resignation, there have been no disagreements with Keeton CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Keeton CPA, would  have caused them to make reference thereto in their report on the financial statements.

During the two most recent fiscal years and the interim period to the date of their resignation, there have been no reportable events, as that term is defined in Item 304(a)(l)(v) of Regulation S-B.

During the Company's two most recent fiscal years, and since then, Keeton CPA has not advised the Company that any of the following exist or are applicable:

(1)
That the internal controls necessary for the Company  to develop  reliable financial statements do not exist, that information has come to their attention that has led them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management.

(2)
That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated  may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason, or

(3)
That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

We have provided Keeton CPA a copy of the disclosure made in response to this Item 4.01 and have requested that Keeton CPA provide a letter addressed to the Securities & Exchange

Commission confirming their agreement with the disclosure contained herein. Pursuant to our request, Keeton CPA has provided the letter attached hereto as Exhibit 16.1.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 16.1	Letter to Management from Keeton CPA dated September 7, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2021	By	/s/ Li Kin Shing

Li Kin Shing
President, Chief Executive Officer and Chief Financial Officer